As filed with the Securities and Exchange Commission on June 30, 2009

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________

FORM S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

_______________

IGI Laboratories, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	01-0355758
(State or Other Jurisdiction of Incorporation or Operation)	(I.R.S. Employer Identification Number)

105 Lincoln Avenue

Buena, New Jersey 08310

(Address of Principal Executive Offices, including Zip Code)

__________________________________________

IGI Laboratories, Inc. 1998 Directors Stock Plan

IGI Laboratories Inc. 1999 Director Stock Option Plan

IGI Laboratories Inc. 1999 Stock Incentive Plan

(Full Title of the Plan)

___________________________________________

Philip Forte

105 Lincoln Avenue

Buena, New Jersey 08310

(Name, Address And Telephone Number, Including Area Code, of Agent For Service)

______________________________________________

Copies of communications to:

Brian Katz, Esq.

Pepper Hamilton LLP

3000 Two Logan Square

Eighteenth and Arch Streets

Philadelphia, PA 19103

(215) 981-4000

______________________________________________

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (check one):

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☐	Smaller reporting company ☑
(do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock ($0.01 par value)	1,700,000 (2)	$1.025 (4)	$1,742,500 (4)	$97.23
Common Stock ($0.01 par value)	1,815,500 (3)	$1.40 (4)	$2,541,700 (4)	$141.83
Total	3,515,500			$239.06

(1)  Pursuant to Rule 416(b), there shall also be deemed covered hereby any additional securities that may hereinafter be offered or issued to prevent dilution resulting from stock splits, reverse stock splits, stock dividends, reorganizations, recapitalizations and similar transactions.

(2)  Consists of additional number of shares issuable under the IGI Laboratories, Inc. 1998 Directors Stock Plan and options to purchase shares of common stock issuable under the IGI Laboratories, Inc. 1999 Director Stock Option Plan.

(3)  Consists of shares purchasable upon exercise of options outstanding as of the date hereof to purchase common stock under the IGI Laboratories, Inc. 1999 Stock Incentive Plan.

(4)  Estimated solely for the purposes of calculating the registration fee in accordance with Rule 457(h)(1) and (c) under the Securities Act of 1933.   As to shares subject to outstanding but unexercised options, the price and fee are computed based upon the weighted average exercise price at which such options may be exercised.  As to the remaining shares, the price and fee were computed based upon $1.025 per share, the average of the high and low prices for the common stock reported on the NYSE Amex on June 26, 2009.

EXPLANATORY NOTE

Pursuant to General Instruction E of Form S-8, this Registration Statement is being filed to register 400,000 additional shares of IGI Laboratories, Inc.’s (the “Registrant’s”) common stock, par value $0.01 per share (the “Common Stock”), for issuance under the Registrant’s 1998 Directors Stock Plan (the “1998 Directors Stock Plan”). The contents of the Registrant’s Registration Statement on Form S-8 filed with the Securities and Exchange Commission on November 19, 1998 (Reg. No. 333-67565) with respect to an aggregate of 200,000 shares of Common Stock issuable pursuant to the 1998 Directors Stock Plan is hereby incorporated by reference.

Pursuant to General Instruction E of Form S-8, this Registration Statement is also being filed to register 1,300,000 additional shares of the Registrant’s Common Stock for issuance under the Registrant’s 1999 Director Stock Option Plan (the “1999 Director Stock Option Plan”).  The contents of the Registrant’s Registration Statement on Form S-8 filed with the Securities and Exchange Commission on December 20, 2000 (Reg. No. 333-52312) with respect to an aggregate of 675,000 shares of Common Stock issuable pursuant to the 1999 Director Stock Option Plan is hereby incorporated by reference.

Pursuant to General Instruction E of Form S-8, this Registration Statement is also being filed to register 1,815,500 additional shares of the Registrant’s Common Stock for issuance under the Registrant’s 1999 Stock Incentive Plan (the “1999 Stock Incentive Plan”).  The contents of the Registrant’s Registration Statement on Form S-8 filed with the Securities and Exchange Commission on May 26, 1999 (Reg. No. 333-79333) with respect to an aggregate of 1,200,000 shares of Common Stock issuable pursuant to the 1999 Stock Incentive Plan is hereby incorporated by reference.

Item 8.  Exhibits.

4.1*	IGI Laboratories, Inc. 1998 Directors Stock Plan

4.2*	IGI Laboratories Inc. 1999 Director Stock Option Plan

4.3*	IGI Laboratories Inc. 1999 Stock Incentive Plan

5.1*	Opinion of Pepper Hamilton LLP as to the validity of the securities being registered.

23.1*	Consent of Amper, Politziner & Mattia, LLP

23.2	Consent of Pepper Hamilton LLP (included in Exhibit 5.1 hereto).

24.1	Powers of Attorney (included on the signature page hereto).

_____________

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Buena, New Jersey, on
June 30, 2009.

IGI Laboratories, Inc.

By:	/s/ Hemanshu Pandya
Hemanshu Pandya
President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Joyce Erony and Philip Forte his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that such attorney-in-fact and agent or his substitutes may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on June 30, 2009:

Signature	Title
/s/ Hemanshu Pandya	President and Chief Executive Officer (Principal Executive Officer)
Hemanshu Pandya

/s/ Philip Forte	Controller (Principal Financial and Accounting Officer)
Philip Forte

/s/ Joyce Erony	Director
Joyce Erony

/s/ Stephen J. Morris	Director
Stephen J. Morris

/s/ Terrence O’Donnell	Director
Terrence O’Donnell

/s/ Jane E. Hager	Director
Jane E. Hager

/s/ James C. Gale	Director
James C. Gale

EXHIBIT INDEX

Exhibits

4.1*	IGI Laboratories, Inc. 1998 Directors Stock Plan

4.2*	IGI Laboratories Inc. 1999 Director Stock Option Plan

4.3*	IGI Laboratories Inc. 1999 Stock Incentive Plan

5.1*	Opinion of Pepper Hamilton LLP as to the validity of the securities being registered.

23.1*	Consent of Amper, Politziner & Mattia, LLP

23.2	Consent of Pepper Hamilton LLP (included in Exhibit 5.1 hereto).

24.1	Powers of Attorney (included on the signature page hereto).

_____________

* Filed herewith.